Exhibit 5.1

STEVENS & LEE

LAWYERS & CONSULTANTS

620 Freedom Business Center, Suite 200

King of Prussia, PA 19406

(610) 205-6000 Fax (610) 337-4374

www.stevenslee.com

August 17, 2017

Board of Directors

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, Pennsylvania 17061

Re: Mid Penn Bancorp, Inc.; Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Mid Penn Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of the above-referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 2,047,679 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), in connection with the merger (the “Merger”) of The Scottdale Bank & Trust Company, a Pennsylvania bank and trust company (“Scottdale”), with and into Mid Penn Bank, a Pennsylvania banking institution and wholly-owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as August 27, 2014 (the “Agreement”), by and among the Company, Mid Penn Bank and Scottdale.

In rendering this opinion, we have (i) examined the Agreement, (ii) examined the Registration Statement and the exhibits thereto, (iii) examined and relied upon original, certified, conformed, photostat or other copies of the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, minutes of meetings and resolutions of the Board of Directors of the Company, and (iv) made such investigation of fact and such examination of law, all as we have deemed necessary and appropriate in order to enable us to render the opinion set forth herein. We have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company with respect to the accuracy of the factual matters addressed in the documents and records listed above. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

Philadelphia    •    Reading    •    Valley Forge    •    Allentown    •    Harrisburg    •    Lancaster    •     Scranton

Wilkes-Barre        •    Princeton    •     Charleston        •        New York        •                Wilmington

A PROFESSIONAL CORPORATION

STEVENS & LEE

LAWYERS & CONSULTANTS

Mid Penn Bancorp, Inc.

August 17, 2017

Based on the foregoing, and assuming that the conditions to closing of the Merger are satisfied or waived, it is our opinion that the Shares have been duly authorized by the Company and, when issued by the Company in the manner contemplated by the Registration Statement and in accordance with the Agreement, will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the following qualifications:

(a) In connection with providing this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the laws of the Commonwealth of Pennsylvania.

(b) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c) Our opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. This opinion speaks only as of the date hereof and is limited to present statutes, regulations and judicial opinions and to the facts, as they currently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee, P.C.